Exhibit (17)(a)

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Shareholder Meeting Legg Mason Partners Fund Advisor, LLC 620 Eighth Avenue New York, NY 10018 on July 11, 2013

DO NOT MAIL YOUR PROXY CARD WHEN YOU VOTE BY PHONE OR INTERNET.

Please detach at perforation before mailing.

PROXY	LEGG MASON PARTNERS EQUITY TRUST	PROXY
LEGG MASON CAPITAL MANAGEMENT ALL CAP FUND
PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 11, 2013

PROXY IS SOLICITED BY THE BOARD OF TRUSTEES. The undersigned holder of shares of Legg Mason Capital Management All Cap Fund (the “Target Fund”), a series of Legg Mason Partners Equity Trust, hereby appoints Robert I. Frenkel, Thomas C. Mandia, Harris C. Goldblat and Barbara J. Allen attorneys and proxies for the undersigned, each with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Target Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Special Meeting”) of the Target Fund to be held on July 11, 2013, at the offices of Legg Mason Partners Fund Advisor, LLC, 620 Eighth Avenue, New York, New York 10018, at 10:00 a.m., Eastern Time, and any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement/Prospectus dated April [    ], 2013 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or if only one shall be present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” approval of the Proposal.

VOTE VIA THE TELEPHONE: 1-800-337-3503 VOTE VIA THE INTERNET: www.proxy-direct.com
999 9999 9999 999
Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title. Receipt of the Notice and the Proxy Statement/Prospectus, dated April [ ], 2013 is hereby acknowledged.

Signature(s)

Title(s), if applicable

Date	LMC_24403_022513

UNLESS VOTING BY TELEPHONE OR INTERNET, PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on July 11, 2013.

The Proxy Statement/Prospectus for this meeting is available at: https://www.proxy-direct.com/lmc-24403

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

THIS PROXY IS SOLICITED ON BEHALF OF THE FUND’S BOARD OF TRUSTEES.

PLEASE MARK VOTE AS IN THIS EXAMPLE:    ¢

FOR	AGAINST	ABSTAIN

1.      To consider and vote upon an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets of Legg Mason Capital Management All Cap Fund (the “Target Fund”), a series of Legg Mason Partners Equity Trust (the “Trust”), by ClearBridge Large Cap Value Fund (the “Acquiring Fund”), a series of the Trust, in exchange for the assumption of all of the liabilities of the Target Fund and for shares of the Acquiring Fund, to be distributed to the shareholders of the Target Fund; and (ii) the subsequent termination of the Target Fund as a series of the Trust.

☐	☐	☐

HAS YOUR ADDRESS CHANGED?

YOUR VOTE IS IMPORTANT.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

LMC_24403_022513